AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2000

                                                    REGISTRATION NO. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               KOMAG, INCORPORATED
             (Exact name of registrant as specified in its charter)

                           --------------------------

          DELAWARE                                         94-2914864
-------------------------------                       -------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                             1710 AUTOMATION PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                    (Address of Principal Executive Offices)

                           --------------------------

        1995 MANAGEMENT STOCK OPTION PLAN, 1995 STOCK OPTION PLAN, 1996
                NON-EMPLOYEES DIRECTORS' STOCK OPTION PLAN, 1996
            EQUITY INCENTIVE PLAN, AND EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                           --------------------------

                                  THIAN HOO TAN
                             CHIEF EXECUTIVE OFFICER
                             1710 AUTOMATION PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 576-2000
            (Name, address and telephone number of agent for service)

                           --------------------------

                                    Copy to:
                             KATHLEEN B. BLOCH, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                           --------------------------

                                   CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                    PROPOSED           PROPOSED
         TITLE OF                                   MAXIMUM            MAXIMUM                AMOUNT
        SECURITIES                 AMOUNT           OFFERING           AGGREGATE                OF
          TO BE                    TO BE            PRICE PER          OFFERING            REGISTRATION
       REGISTERED(1)             REGISTERED         SHARE(2)           PRICE(2)                FEE
---------------------------------------------------------------------------------------------------------
        Common Stock,
        $0.01 par value            8,009,192          3.01565          24,152,919.85         $6,376.37
=========================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Pursuant to the Agreement and Plan of Reorganization dated as of April 26, 2000 among Komag, Incorporated ("Komag"), KHM, Inc. and HMT Technology Corp. ("HMT"), Komag assumed, effective as of October 2, 2000, all of the outstanding options to purchase common stock of HMT under HMT's 1995 Management Stock Option Plan, 1995 Stock Option Plan, 1996 Non-Employees Directors' Stock Option Plan, and 1996 Equity Incentive Plan and rights to purchase common stock of HMT under its Employee Stock Purchase Plan, and such options and rights became exercisable to purchase shares of Komag's common stock, with appropriate adjustments to the number of shares and exercise price of each assumed option and right.

(2) Shares reserved for issuance pursuant to the 1995 Management Stock Option Plan, 1995 Stock Option Plan, 1996 Non-Employees Directors' Stock Option Plan, 1996 Equity Incentive Plan, and Employee Stock Purchase Plan. Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the common stock of Komag on October 4, 2000, as reported on the Nasdaq National Market.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents and information are incorporated by reference as filed with the Securities and Exchange Commission: (a) Komag, Incorporated's ("Komag's") Form 10-K Annual Report for the fiscal year ended January 2, 2000, as amended by the Company's Annual Report on Form 10-KA (File No. 000-16852).

        All documents subsequently filed by Komag pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Certain legal matters with respect to the shares will be passed upon by Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation, Palo Alto, California.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Komag's bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit
Number
------
 4.1     1995 Management Stock Option Plan, 1995 Stock Option Plan,
         1996 Non-Employees Directors' Stock Option Plan, 1996 Equity
         Incentive Plan, and Employee Stock Purchase Plan.

 4.2     Form of Option Grant Agreements under 1995 Management Stock
         Option Plan, 1995 Stock Option Plan, 1996 Non-Employees
         Directors' Stock Option Plan, 1996 Equity Incentive Plan, and Employee Stock Purchase Plan.

 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of Counsel (Contained in Exhibit 5.1 above).

23.3     Consent of ChuoAoyama Audit Corporation, Independent Accountants.

24.1     Power of Attorney (see page II-3).

Item 9. Undertakings.

        (a) Komag hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Komag hereby undertakes that, for purposes of determining any liability under the Securities Act 1933, each filing of Komag's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Komag pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of Komag, indemnification agreements entered into between Komag and its officers and directors, or otherwise, Komag has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Komag in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Komag will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act 1933, Komag certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 6th day of October 2000.

                                        KOMAG, INCORPORATED

                                        By: /s/ THIAN HOO TAN
                                           -------------------------------------
                                            THIAN HOO TAN
                                            PRESIDENT, CHIEF EXECUTIVE OFFICER
                                            AND DIRECTOR

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Thian Hoo Tan, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  CAPACITY                           DATE
              ---------                                  --------                           ----
  /s/ THIAN HOO TAN                      President, Chief Executive Officer and          October 6, 2000
---------------------------------------  Director
Thian Hoo Tan

 /s/ EDWARD H. SIEGLER                   Vice President, Chief Financial Officer         October 6, 2000
-------------------------------------    and Secretary
Edward H. Siegler

 /s/ KATHLEEN A. BAYLESS                 Vice President, Corporate Controller and        October 6, 2000
-------------------------------------    Assistant Secretary
Kathleen A. Bayless

 /s/ CHRIS A. EYRE                       Director                                        October 6, 2000
-------------------------------------
Chris A. Eyre

 /s/ IRWIN FEDERMAN                      Director                                        October 6, 2000
-------------------------------------
Irwin Federman

                                         Director                                        October __, 2000
-------------------------------------
Anthony Sun

 /s/ MASA YOSHI TAKEBAYASHI              Director                                        October 6, 2000
-------------------------------------
Masa Yoshi Takebayashi

 /s/ GEORGE A. NEIL                      Director                                        October 6, 2000
-------------------------------------
George A. Neil

 /s/ MICHAEL R. SPLINTER                 Director                                        October 6, 2000
-------------------------------------
Michael R. Splinter

                                 EXHIBIT INDEX


Exhibit
Number
------
 4.1     1995 Management Stock Option Plan, 1995 Stock Option Plan,
         1996 Non-Employees Directors' Stock Option Plan, 1996 Equity
         Incentive Plan, and Employee Stock Purchase Plan.

 4.2     Form of Option Grant Agreements under 1995 Management Stock
         Option Plan, 1995 Stock Option Plan, 1996 Non-Employees
         Directors' Stock Option Plan, 1996 Equity Incentive Plan, and Employee Stock Purchase Plan.

 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of Counsel (Contained in Exhibit 5.1 above).

23.3     Consent of ChuoAoyama Audit Corporation, Independent Accountants.

24.1     Power of Attorney (see page II-3).